UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2011

Viasystems Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15755	75-2668620
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

101 South Hanley Road, St. Louis, MO		63105
(Address of principal executive offices)		(Zip Code)

(314) 727-2087

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

(d) As previously reported, on May 3, 2011, Viasystems Group, Inc. (“Viasystems”) held its 2011 Annual Meeting of Stockholders (“Annual Meeting”). Viasystems reported the matters submitted to the stockholders at the Annual Meeting and the results of the voting in a Current Report filed on May 6, 2011. Such Report is hereby amended pursuant to Item 5.07(d) to report Viasystems’ decision in light of the vote as to how frequently Viasystems intends to include a stockholder vote on the compensation of executives in its proxy materials.

Consistent with the choice that received the most votes in the stockholders’ advisory vote on this matter at the 2011 Annual Meeting, Viasystems intends to hold future stockholder advisory votes on executive compensation once every three years until the next required vote on the frequency of stockholder votes on executive compensation. The next non-binding advisory vote regarding the frequency of a stockholder vote on the compensation of executive officers will be held at Viasystems’ 2014 Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 15, 2012	VIASYSTEMS GROUP, INC.

	By:	/s/ Christopher R. Isaak
Name: Christopher R. Isaak
Title: Vice President, Corporate Controller and Chief Accounting Officer